                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



JULY 30, 1999
Date of Report (Date of
earliest event reported)

                            THE COSMETIC CENTER, INC.
             (Exact name of registrant as specified in its charter)

                           COMMISSION FILE NO. 0-14756


          DELAWARE                                       52-1266697
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or jurisdiction)


8700 ROBERT FULTON DRIVE
COLUMBIA, MARYLAND                                         21046
(Address of principal                                    (Zip Code)
executive offices)


                                 (301) 497-6800
               Registrant's telephone number, including area code:

-------------------------------------------------------------------------
         (Former names or former address, if changed since last report)

  ITEM 5.  OTHER EVENTS

As previously reported by The Cosmetic Center, Inc. (the "Company"), on April 16, 1999, the Company filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Bankruptcy Case No. 99-888 (PJW), a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. In accordance with its Chapter 11 reporting obligations, the Company filed its monthly operating report for the month ended June 1999 (the "Monthly Report") with the Office of the U.S. Trustee and the Bankruptcy Court on July 22, 1999. Portions of the Monthly Report are attached with this Current Report on Form 8-K as Exhibit 99.1. Due to the volume of supporting documents and the expense associated with the electronic filing of the Monthly Report in its entirety, certain underlying exhibits and attachments to the Monthly Report are not attached as part of Exhibit 99.1, but are available upon request from the Office of the United States Trustee, the Bankruptcy Court or the Company. In addition, the Company agrees that it will furnish a copies of the omitted attachments to the Commission upon its request.

The Company is also reporting that Charles Kill, who was appointed the Company's Chief Financial Officer, effective June 14, 1999, resigned his position with the Company as of July 9, 1999. No successor for Charles Kill has been named at this time. The Company is also reporting that Robert Ramsey resigned as a director of the Company effective July 9, 1999.

The Company is also reporting that on July 22, 1999 the Company received approval from the Bankruptcy Court to liquidate the Company's inventory by instituting going-out-of-business sales at all of its remaining retail locations and ceasing operations at its warehouses and that on July 22, 1999 the Bankruptcy Court approved the Agency Agreement between Hilco/Great
American Group ("Hilco"), as agent, and the Company. Pursuant to the terms of the Agency Agreement, Hilco is the Company's exclusive liquidating agent. The Agency Agreement also provides, in part, that Hilco will pay a Guaranteed
Amount to the Company equal to 76.5% of the aggregate "cost value" (i.e., the actual cost of each item as recorded in the Company's records) of the Company's inventory, subject to adjustment. The greater of (i) eighty-six percent (86%) or (ii) a percentage sufficient to pay the Company's primary secured creditors, BankBoston Retail Finance and Congress financial (the "Secured Lenders"), in full including all principal, interest, fees and expenses (not to exceed 90%), of the Guaranteed Amount (as defined in the Agency Agreement) is to be paid to the Company, provided that if the amounts under this clause are not sufficient to pay the Secured Lenders in full, the Sale shall not proceed without the consent of BankBoston Retail Finance, within one business day of the entry of the Approval Order (as defined in the Agency Agreement), and, to the extent that any balance of the Guaranteed Amount is due after application of Proceeds as set forth in Section 7.2 of the Agency Agreement by the Company, such balance must be payable within two (2) business days of the issuance of a final inventory report by a certified inventory taking service. The Agency Agreement is available upon request to any stockholder of the Company. The Company has determined that, in light of the foregoing and of its current financial position, it is unlikely that the holders of Common Stock of the Company will receive any distributions from the Company in connection with its Bankruptcy and the liquidation of its inventory.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits.  The following exhibits are furnished as part of this report:

         Exhibit        Description
         -------        -----------

          99.1          Monthly Operating Report of The Cosmetic Center,
                        Inc.as filed with the Office of the U.S. Trustee and the United States Bankruptcy Court for the District of
                        Delaware on July 22, 1999.



FORWARD LOOKING STATEMENTS

         This Report contains forward-looking statements. The words, "believe", "expect", and "anticipate" and similar expressions identify such forwarding-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those projected in the forward-looking statements. Risks associated with the Company's forward-looking statements include, but are not limited to, those risk factors described in the Company's Form 10-K under the caption "Business Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       THE COSMETIC CENTER, INC.


                                          By:    /s/ Kevin Regan
                                               ---------------------------------
                                               Name: Kevin Regan
                                               Title: President

Dated: July 27, 1999

                                  EXHIBIT INDEX



         Exhibit           Description
         -------           -----------

          99.1             Monthly Operating Report of The Cosmetic Center, Inc.
                           as filed with the Office of the U.S. Trustee and the United States Bankruptcy Court for the District of
                           Delaware  on July 22, 1999.